Exhibit 99.1

For Release February 15, 2012

1:01 p.m. Pacific

Clearwire Reports Record Fourth Quarter and Full Year 2011 Results

•	Record Fourth Quarter 2011 Revenue of $361.9 Million, Up 107% Year Over Year From $175.2 Million

•	Full Year Revenues of $1.25 Billion, Up 134% Year Over Year From $535.1 Million

•	Full Year Wholesale Revenues Up 876% Year Over Year to $493.7 million

•	2011 Total Ending Subscribers of 10.4 Million, Up 140% Year Over Year from 4.3 Million

•	Achieves Positive Quarterly Adjusted EBITDA For the First Time of $22.5 Million

•	Average Smartphone 4G Usage Increased 88% Year Over Year in Fourth Quarter 2011

•	President and CEO, Erik Prusch, Appointed to Board of Directors

BELLEVUE, Wash. – February 15, 2012 – Clearwire Corporation (NASDAQ: CLWR), a leading provider of 4G wireless broadband services in the U.S., today reported its financial and operating results for fourth quarter and full year 2011.

“Our steadfast efforts to drive strong top line growth and contain costs delivered a successful year both financially and operationally while securing our position as one of the fastest growing U.S. telecommunications companies in 2011,” said Erik Prusch, President and CEO of Clearwire. “During the year, we achieved key operational milestones, grew our funding resources, realized operating efficiencies and laid out a long-term vision that we expect will unlock the value of our deep spectrum portfolio through the most capacity-rich LTE deployment in the country.”

Total revenue for full year 2011 increased 134% year over year to $1.25 billion, primarily driven by wholesale revenue which increased 876% to $493.7 million in 2011 from $50.6 million in 2010. Fourth quarter 2011 revenue was $361.9 million, a 107% increase over fourth quarter 2010 revenue of $175.2 million. Wholesale revenue in fourth quarter 2011 was a record $164.1 million, a quarter over quarter increase of 20% from $137.2 million in third quarter 2011. Fourth quarter 2011 retail revenue and other revenue was $197.8 million, a year over year increase of 33% from $148.9 million in fourth quarter 2010. Wholesale average revenue per user (ARPU) was $6.34 in fourth quarter 2011, up from $6.20 in third quarter 2011. Fourth quarter 2011 retail ARPU was $46.69, up from $45.52 in fourth quarter 2010.

Clearwire ended fourth quarter 2011 with approximately 10.4 million total subscribers, up 140% from 4.3 million subscribers in fourth quarter 2010. The subscriber base consists of 1.3 million retail subscribers and 9.1 million wholesale subscribers. During fourth quarter 2011, Clearwire added 873,000 total net new subscribers, reflecting 904,000 net new wholesale subscribers and a net loss of 31,000 retail subscribers during the period. Clearwire’s wholesale subscribers consist primarily of Sprint 3G/4G smartphone customers.

Fourth quarter 2011 aggregate network usage by wholesale customers increased 22% compared to third quarter 2011, driven primarily by growth in aggregate smartphone usage, which increased 30% over the same period. Average 4G smartphone usage during the quarter increased 88% year over year in fourth quarter 2011. During full year 2011, total 4G network usage by wholesale and retail customers increased 165% as compared to full year 2010. Retail cost per gross addition (CPGA) was $259 in the fourth quarter 2011 compared to $420 in fourth quarter 2010. Retail churn was 3.9% in fourth quarter 2011, down from 4.2% in third quarter 2011.

Adjusted EBITDA in fourth quarter 2011 was $22.5 million, representing a $68.9 million improvement when compared to third quarter 2011 Adjusted EBITDA loss of $46.4 million.

Fourth quarter 2011 reported net loss from continuing operations attributable to Clearwire was $236.0 million, or $0.81 per basic share. Including the effects of discontinued operations, fourth quarter 2011 reported net loss attributable to Clearwire was $236.8 million, or $0.81 per basic share.

At the end of fourth quarter 2011, Clearwire operated networks in the U.S. covering areas where approximately 134 million people reside, including approximately 132 million people in markets where we provide 4G services.

2012 Outlook

For full year 2012 Clearwire expects total revenue of $1.15 billion to $1.25 billion and Adjusted EBITDA loss of approximately $250 million to $350 million. Capital expenditures in 2012 are expected to total approximately $450 million to $550 million, with most of the spend occurring in the second half of the year.

Erik Prusch Appointed to Board of Directors

Clearwire’s President and Chief Executive Officer, Erik Prusch, has been appointed to the company’s Board of Directors. Prusch was nominated by Eagle River according to their rights under the Equityholders’ Agreement and approved by the existing board members on February 10, 2012.

Results of Continuing Operations

Cost of goods and services and network costs (COGS) for fourth quarter 2011 increased 4% to $294.0 million compared to $282.5 million for third quarter 2011. These amounts include non-cash charges for network equipment reserves and other write-downs of $6.4 million and $38.7 million in the fourth and third quarters of 2011, respectively, and other non-cash network charges of $115.4 million and $65.2 million in the fourth and third quarters of 2011, respectively. The increase in other non-cash network charges in the fourth quarter was primarily due to an increased cease-to-use liability for tower-related leases. Excluding non-cash expenses, COGS decreased 4% quarter over quarter primarily due to reductions in software and hardware maintenance costs.

Selling, general and administrative (SG&A) expense for the fourth quarter 2011 decreased 27% to $128.5 million compared to $176.5 million for the third quarter 2011. The decrease is primarily attributable to reduced marketing activity, lower commission expenses, and a decline in employee-related expenses resulting from workforce reductions.

Total non-cash write-downs of $129.4 million in fourth quarter 2011 includes $123.0 million of loss from abandonment of network and other assets primarily related to write-downs of uncompleted WiMAX network development projects that were abandoned in the quarter as a result of our plans to build and launch service on an LTE network.

Fourth quarter 2011 capital expenditures (capex) were $23 million, up from $17 million in third quarter 2011 primarily due to prior quarter favorable settlements on capex purchases which offset new capex in third quarter 2011. The company ended fourth quarter 2011 with cash and investments of approximately $1.11 billion invested primarily in U.S. Treasury securities, including $716 million total net proceeds from a public equity offering and Sprint equity contribution which were completed in December 2011. In January 2012, Clearwire completed an offering of $300 million First Priority Senior Secured Notes due 2016 and received cash payments from Sprint totaling $172 million, including $150 million related to a promissory note which will be repaid through a reduction in the amounts due to us by Sprint for WiMAX service in two installments in January 2013 and 2014. Due to the repayment terms, this promissory note will be reported as deferred revenue in our financial statements.

CLEARWIRE CORPORATION

SUMMARY OF FINANCIAL DATA FROM CONTINUING OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	Actual				Pro forma (1)		Actual
	December 31, 2011		September 30, 2011		June 30, 2011		June 30, 2011		December 31, 2010

REVENUES:
Retail revenues	$197,640		$194,789		$190,583		$190,583		$148,205
Wholesale revenues	164,082		137,162		102,624		131,522		26,223
Other revenue	148		226		506		506		722

Total revenues	361,870		332,177		293,713		322,611		175,150
OPERATING EXPENSES:
Cost of goods and services and network costs (exclusive of items shown separately below)	293,999		282,459		433,363		433,363		271,652
Selling, general and administrative expense	128,502		176,469		178,232		178,232		223,898
Depreciation and amortization	169,962		165,560		169,640		169,640		175,161
Spectrum lease expense	79,556		77,696		76,620		76,620		72,389
Loss from abandonment of network and other assets	123,000		29,129		376,350		376,350		169,239

Total operating expenses	795,019		731,313		1,234,205		1,234,205		912,339

OPERATING LOSS	(433,149)		(399,136)		(940,492)		(911,594)		(737,189)
LESS NON-CASH ITEMS:
Non-cash expenses	156,308		119,321		71,388		71,388		71,946
Non-cash write-downs	129,358		67,810		590,948		590,948		224,499
Depreciation and amortization	169,962		165,560		169,640		169,640		175,161

Total non-cash items	455,628		352,691		831,976		831,976		471,606

Adjusted EBITDA	$22,479		$(46,445)		$(108,516)		$(79,618)		$(265,583)
Adjusted EBITDA margin	6%		-14%		-37%		-25%		-152%
KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Total net subscriber additions	873	k	1,893	k	1,543	k	1,543	k	1,540	k
Wholesale	904	k	1,858	k	1,504	k	1,504	k	1,417	k
Retail	(31	)k	35	k	39	k	39	k	123	k
Total subscribers	10,414	k	9,541	k	7,648	k	7,648	k	4,345	k
Wholesale(2)	9,122	k	8,219	k	6,360	k	6,360	k	3,246	k
Retail	1,292	k	1,322	k	1,288	k	1,288	k	1,099	k
ARPU
Wholesale	$6.34		$6.20		$6.18		$7.92		$3.52
Retail	$46.69		$47.05		$47.59		$47.59		$45.52
Churn
Wholesale	2.9%		1.5%		1.3%		1.3%		1.4%
Retail	3.9%		4.2%		3.9%		3.9%		3.8%
Retail CPGA	$259		$288		$313		$313		$420
Capital expenditures	$23	MM	$17	MM	$56	MM	$56	MM	$589	MM
Domestic 4G covered POPS	132	MM	133	MM	132	MM	132	MM	112	MM
Cash, cash equivalents and investments	$1,108	MM	$711	MM	$848	MM	$848	MM	$1,748	MM

(1)

Pro Forma revenue includes the impact of approximately $16.1 million of wholesale revenue related to Q1 2011 that was recorded in Q2 2011 and approximately $12.8 million of wholesale revenue recorded in Q2 2011 to settle disputes related to prior usage.

(2)	Includes non-launched markets.

CLEARWIRE CORPORATION

SUMMARY OF FINANCIAL DATA FROM CONTINUING OPERATIONS

(In thousands)

(Unaudited)

	Year ended
	December 31, 2011		December 31, 2010

REVENUES:
Retail revenues	$758,254		$480,761
Wholesale revenues	493,661		50,593
Other revenues	1,551		3,749

Total revenues	1,253,466		535,103
OPERATING EXPENSES:
Cost of goods and services and network costs (exclusive of items shown separately below)	1,249,966		912,776
Selling, general and administrative expense	698,067		870,980
Depreciation and amortization	687,636		454,003
Spectrum lease expense	308,693		279,993
Loss from abandonment of network and other assets	700,341		180,001

Total operating expenses	3,644,703		2,697,753

OPERATING LOSS	(2,391,237)		(2,162,650)
LESS NON-CASH ITEMS:
Non-cash expenses	423,260		305,869
Non-cash write-downs	966,441		345,727
Depreciation and amortization	687,636		454,003

Total non-cash items	2,077,337		1,105,599

Adjusted EBITDA	$(313,900)		$(1,057,051)
Adjusted EBITDA margin	-25%		-198%
KEY OPERATING METRICS (k for ‘000’s, MM for ‘000,000’s)
Total net subscriber additions	6,069	k	3,769	k
Wholesale	5,876	k	3,200	k
Retail	193	k	569	k
Total subscribers	10,414	k	4,345	k
Wholesale(1)	9,122	k	3,246	k
Retail	1,292	k	1,099	k
ARPU
Wholesale	$6.44		$4.10
Retail	$47.04		$43.65
Churn
Wholesale	1.9%		1.5%
Retail	3.8%		3.4%
Retail CPGA	$292		$452
Capital expenditures	$226	MM	$2,655	MM
Domestic 4G covered POPS	132	MM	112	MM
Cash, cash equivalents and investments	$1,108	MM	$1,748	MM

(1)	Includes non-launched markets.

Management Webcast

Clearwire executives will host a conference call and simultaneous webcast to discuss the company’s fourth quarter and full year 2011 financial results at 4:30 p.m. Eastern Time today. A live broadcast of the conference call will be available online on the company’s investor relations website located at http://investors.clearwire.com.

Interested parties can access the conference call by dialing 1- 877-392-9886, or from outside the United States by dialing 1-707-287-9329, at least five minutes prior to the start time. A replay of the call will be available beginning at approximately 7:30 p.m. Eastern Time on February 15, through Wednesday, February 22, by calling 1-855-859-2056, or from outside the United States by dialing 1-404-537-3406. The passcode for the replay is 46495945.

About Clearwire

Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. and provides coverage in areas of where more than 130 million people live. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the communications, technology and retail industries. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. The company plans to add to its current 4G offering by launching a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market while also working closely with the Global TDD-LTE Initiative and China Mobile to advance the development of the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Forward-Looking Statements

This release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. Some factors that could cause actual results to differ are:

•	We have a history of operating losses and we expect to continue to realize significant net losses for the foreseeable future.

•

If our business fails to perform as we expect or if we incur unforeseen expenses in the near term, we may require additional capital to fund our current business. Also, we will need substantial additional capital over the long-term. Such additional capital may not be available on acceptable terms or at all. If we fail to obtain additional capital, our business prospects, financial condition and results of operations will likely be materially and adversely affected, and we will be forced to consider all available alternatives.

•

Our current plans and projections are based on a number of assumptions about our future performance, which may prove to be inaccurate, such as our ability to substantially expand our wholesale business and the expected timing and costs of deploying LTE on our wireless broadband network.

•

Our business has become increasingly dependent on our wholesale partners, and Sprint in particular. If we do not receive the amount of revenues we expect from existing wholesale partners or if we are unable to enter into new agreements with additional wholesale partners for significant new wholesale commitments, our business prospects, results of operations and financial condition could be adversely affected, or we could be forced to consider all available alternatives.

•

We regularly evaluate our plans, and we may elect to pursue new or alternative strategies which we believe would be beneficial to our business, including among other things, expanding our network coverage to new markets, augmenting our network coverage in existing markets, changing our sales and marketing strategy and/or acquiring additional spectrum. Such modifications to our plans could significantly change our capital requirements.

•

We plan to deploy LTE on our wireless broadband network, alongside mobile WiMAX and we will incur significant costs to deploy such technology. Additionally, LTE technology, or other alternative technologies that we may consider, may not perform as we expect on our network and deploying such technologies would result in additional risks to the company, including uncertainty regarding our ability to successfully add a new technology to our current network and to operate dual technology networks without disruptions to customer service, as well as our ability to generate new wholesale customers for the new network.

•

We currently depend on our commercial partners to develop and deliver the equipment for our legacy and mobile WiMAX networks, and will be dependent on commercial partners to deliver equipment and devices for our planned LTE network as well.

•	Many of our competitors for our retail business are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Our substantial indebtedness and restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

•

Sprint owns just less than a majority of our common shares, is our largest shareholder, and has the contractual ability to obtain enough shares to hold the majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of our common stock may adversely impact our stock price.

For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 22, 2011 and subsequent Form 10-Q filings. Clearwire assumes no obligation to update or supplement such forward-looking statements.

CONTACTS:

Investor Relations:

Alice Ryder, 425-636-5828

alice.ryder@clearwire.com

Media Relations:

Susan Johnston, 425-216-7913

susan.johnston@clearwire.com

JLM Partners for Clearwire:

Mike DiGioia or Jeremy Pemble, 206-381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

CLEARWIRE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$891,929	$1,230,242
Short-term investments	215,655	502,316
Restricted cash	1,000	1,000
Accounts receivable, net of allowance of $5,542 and $3,792	83,660	24,653
Inventory	23,832	17,432
Prepaids and other assets	71,083	82,580

Total current assets	1,287,159	1,858,223
Property, plant and equipment, net	3,014,277	4,447,374
Restricted cash	7,619	29,355
Spectrum licenses, net	4,298,254	4,348,882
Other intangible assets, net	40,850	60,884
Other assets	157,797	199,003
Assets of discontinued operations	36,696	96,765

Total assets	$8,842,652	$11,040,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$157,172	$448,789
Other current liabilities	122,756	226,997

Total current liabilities	279,928	675,786
Long-term debt, net	4,019,605	4,017,019
Deferred tax liabilities, net	152,182	838
Other long-term liabilities	719,703	444,774
Liabilities of discontinued operations	25,196	32,071

Total liabilities	5,196,614	5,170,488
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.0001, 2,000,000 and 1,500,000 shares authorized; 452,215 and 243,544 shares outstanding	45	24
Class B common stock, par value $0.0001, 1,400,000 and 1,000,000 shares authorized; 839,703 and 743,481 shares outstanding	83	74
Additional paid-in capital	2,714,634	2,221,110
Accumulated other comprehensive income	2,793	2,495
Accumulated deficit	(1,617,826)	(900,493)

Total Clearwire Corporation stockholders’ equity	1,099,729	1,323,210
Non-controlling interests	2,546,309	4,546,788

Total stockholders’ equity	3,646,038	5,869,998

Total liabilities and stockholders’ equity	$8,842,652	$11,040,486

CLEARWIRE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2011	2010

Revenues	$361,870	$175,150
Operating expenses:
Cost of goods and services and network costs (exclusive of items shown separately below)	293,999	271,652
Selling, general and administrative expense	128,502	223,898
Depreciation and amortization	169,962	175,161
Spectrum lease expense	79,556	72,389
Loss from abandonment of network and other assets	123,000	169,239

Total operating expenses	795,019	912,339

Operating loss	(433,149)	(737,189)
Other income (expense):
Interest income	272	870
Interest expense	(128,859)	(67,999)
Gain on derivative instruments	(2,919)	63,255
Other income (expense), net	(285)	2,714

Total other expense, net	(131,791)	(1,160)

Loss from continuing operations before income taxes	(564,940)	(738,349)
Income tax provision	(78,406)	(221)

Net loss from continuing operations	(643,346)	(738,570)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	407,348	613,766

Net loss from continuing operations attributable to Clearwire Corporation	(235,998)	(124,804)
Net loss from discontinued operations attributable to Clearwire Corporation	(851)	(3,208)

Net loss attributable to Clearwire Corporation	$(236,849)	$(128,012)

Net loss from continuing operations attributable to Clearwire Corporation per Class A common share:
Basic	$(0.81)	$(0.51)

Diluted	$(0.81)	$(0.79)

Net loss attributable to Clearwire Corporation per Class A common share:
Basic	$(0.81)	$(0.53)

Diluted	$(0.81)	$(0.81)

Weighted average Class A common shares outstanding:
Basic	291,634	243,544

Diluted	291,634	1,011,395

CLEARWIRE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31,

	2011	2010
Revenues	$1,253,466	$535,103
Operating expenses:
Cost of goods and services and network costs (exclusive of items shown separately below)	1,249,966	912,776
Selling, general and administrative expense	698,067	870,980
Depreciation and amortization	687,636	454,003
Spectrum lease expense	308,693	279,993
Loss from abandonment of network and other assets	700,341	180,001

Total operating expenses	3,644,703	2,697,753

Operating loss	(2,391,237)	(2,162,650)
Other income (expense):
Interest income	2,335	4,950
Interest expense	(505,992)	(152,868)
Gain on derivative instruments	145,308	63,255
Other income (expense), net	681	(2,671)

Total other expense, net	(357,668)	(87,334)

Loss from continuing operations before income taxes	(2,748,905)	(2,249,984)
Income tax provision	(106,828)	(1,218)

Net loss from continuing operations	(2,855,733)	(2,251,202)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	2,158,831	1,775,840

Net loss from continuing operations attributable to Clearwire Corporation	(696,902)	(475,362)
Net loss from discontinued operations attributable to Clearwire Corporation	(20,431)	(12,075)

Net loss attributable to Clearwire Corporation	$(717,333)	$(487,437)

Net loss from continuing operations attributable to Clearwire Corporation per Class A common share:
Basic	$(2.70)	$(2.14)

Diluted	$(2.99)	$(2.41)

Net loss attributable to Clearwire Corporation per Class A common share:
Basic	$(2.78)	$(2.19)

Diluted	$(3.07)	$(2.46)

Weighted average Class A common shares outstanding:
Basic	257,967	222,527

Diluted	965,099	970,765

CLEARWIRE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss from continuing operations	$(2,855,733)	$(2,251,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	105,308	—
Non-cash gain on derivative instruments	(145,308)	(63,255)
Accretion of discount on debt	40,216	6,113
Depreciation and amortization	687,636	454,003
Amortization of spectrum leases	53,674	57,433
Non-cash rent expense	342,962	200,901
Loss on property, plant and equipment	966,441	345,727
Other operating activities	27,745	49,506
Changes in assets and liabilities:
Inventory	15,697	(11,697)
Accounts receivable	(54,212)	(20,550)
Prepaids and other assets	22,447	(73,767)
Prepaid spectrum licenses	(4,360)	(3,294)
Accounts payable and other liabilities	(135,683)	144,680

Net cash used in operating activities of continuing operations	(933,170)	(1,165,402)
Net cash provided (used in) by operating activities of discontinued operations	2,381	(3,311)

Net cash used in operating activities	(930,789)	(1,168,713)

Cash flows from investing activities:
Capital expenditures	(405,655)	(2,646,365)
Purchases of available-for-sale investments	(957,883)	(2,098,705)
Disposition of available-for-sale investments	1,255,176	3,776,805
Other investing	20,229	(44,119)

Net cash used in investing activities of continuing operations	(88,133)	(1,012,384)
Net cash used in investing activities of discontinued operations	(3,886)	(834)

Net cash used in investing activities	(92,019)	(1,013,218)

Cash flows from financing activities:
Principal payments on long-term debt	(29,957)	(876)
Proceeds from issuance of long-term debt		1,413,319
Debt financing fees	(1,159)	(53,285)
Equity investment by strategic investors	331,400	54,828
Proceeds from issuance of common stock	387,279	304,015

Net cash provided by financing activities of continuing operations	687,563	1,718,001
Net cash provided by financing activities of discontinued operations	—	—

Net cash provided by financing activities	687,563	1,718,001

Effect of foreign currency exchange rates on cash and cash equivalents	(4,573)	(525)

Net decrease in cash and cash equivalents	(339,818)	(464,455)
Cash and cash equivalents:
Beginning of period	1,233,562	1,698,017

End of period	893,744	1,233,562
Less: cash and cash equivalents of discontinued operations at end of period	1,815	3,320

Cash and cash equivalents of continuing operations at end of period	$891,929	$1,230,242

Supplemental cash flow disclosures:
Cash paid for interest including capitalized interest paid	$474,849	$336,314
Non-cash investing activities:
Fixed asset purchases in accounts payable and accrued expenses	$14,144	$120,025
Fixed asset purchases financed by long-term debt	$11,514	$133,288
Non-cash financing activities:
Vendor financing obligations	$(3,332)	$(60,251)
Capital lease obligations	$(8,182)	$(73,037)

Definitions of Terms and Reconciliations of Non-GAAP Financial Measures to Unaudited

Condensed Consolidated Statements of Operations

The company utilizes certain non-GAAP financial measures which are widely used in the telecommunications industry and are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Other companies may calculate these measures differently.

(1) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as consolidated operating loss less depreciation and amortization expenses, non-cash expenses related to operating leases (towers, spectrum leases and buildings), stock-based compensation expense, loss from abandonment of network and other assets, charges for differences between recorded amounts and the results of physical counts, and charges for excessive and obsolete network equipment and CPE inventory. A reconciliation of operating loss to Adjusted EBITDA is as follows:

	Three months ended
	(Unaudited)
	Actual		Pro forma	Actual
	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2011	December 31, 2010

(in thousands)
Operating loss	$(433,149)	$(399,136)	$(940,492)	$(911,594)	$(737,189)
Non-cash expenses:
Spectrum lease expense	37,228	38,845	28,519	28,519	32,156
Building and network related rents*	113,612	70,584	37,965	37,965	32,625
Stock compensation*	5,468	9,892	4,904	4,904	7,165

Non-cash expenses	156,308	119,321	71,388	71,388	71,946
Non-cash write-downs:
Loss from abandonment of network and other assets	123,000	29,129	376,350	376,350	169,239
Network equipment reserves and other write-downs	6,358	38,681	214,598	214,598	55,260

Non-cash write-downs	129,358	67,810	590,948	590,948	224,499
Depreciation and amortization	169,962	165,560	169,640	169,640	175,161

Adjusted EBITDA	$22,479	$(46,445)	$(108,516)	$(79,618)	$(265,583)

*	Amount included in COGS and SG&A.

	Year ended (Unaudited)

	December 31, 2011	December 31, 2010

(in thousands)
Operating loss	$(2,391,237)	$(2,162,650)
Non-cash expenses:
Spectrum lease expense	139,340	100,251
Building and network related rents*	257,296	158,083
Stock compensation*	26,624	47,535

Non-cash expenses	423,260	305,869
Non-cash write-downs:
Loss from abandonment of network and other assets	700,341	180,001
Network equipment reserves and other write-downs	266,100	165,726

Non-cash write-downs	966,441	345,727
Depreciation and amortization	687,636	454,003

Adjusted EBITDA	$(313,900)	$(1,057,051)

*	Amounts included in COGS and SG&A.

In a capital-intensive industry, management believes Adjusted EBITDA to be a meaningful measure of the company’s operating performance. The company provides this non-GAAP measure as a supplemental performance measure because management believes it facilitates comparisons of the company’s operating performance from period to period and comparisons of the company’s operating performance to that of other companies by backing out potential differences caused by non-cash expenses related to long-term leases, share-based compensation and non-cash write-downs. Because this non-GAAP measure facilitates internal comparisons of the company’s historical operating performance, management also uses this non-GAAP measure for business planning purposes and in measuring the company’s performance relative to that of its competitors. In addition, Clearwire believes that Adjusted EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of the company’s financial performance over time and to compare the company’s financial performance with that of other companies in the industry.

(2) ARPU (Average Revenue Per User) is revenue, less acquired businesses revenue (revenue from entities that were acquired by Clearwire’s predecessor entity), the revenue generated from the sales of devices, and shipping revenue, divided by the weighted average number of subscribers in the period, divided by the number of months in the period. Wholesale ARPU is wholesale revenue divided by the average number of wholesale subscribers in the period, divided by the number of months in the period. Retail ARPU is retail revenue less acquired businesses revenue (revenue from entities that were acquired by Clearwire’s predecessor entity), the revenue generated from the sales of devices, and shipping revenue; divided by the weighted average number of retail subscribers in the period, divided by the number of months in the period.

	Three months ended (Unaudited)
	Actual		Pro forma	Actual
	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2011	December 31, 2010

(in thousands)
Total revenues	$361,870	$332,177	$293,713	$322,611	$175,150
Acquired companies & other revenues	(14,564)	(10,850)	(9,509)	(9,509)	(7,350)

Total ARPU revenues	$347,306	$321,327	$284,204	$313,102	$167,800

Wholesale ARPU revenues	$164,058	$137,109	$102,624	$131,522	$26,223
Retail ARPU revenues	183,248	184,218	181,580	181,580	141,577

Total ARPU revenues	$347,306	$321,327	$284,204	$313,102	$167,800

	Three months ended (Unaudited)

	Actual		Pro forma	Actual
	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2011	December 31, 2010

(in thousands)
Wholesale ARPU revenues	$164,058	$137,109	$102,624	$131,522	$26,223
Average wholesale customers	8,630	7,371	5,533	5,533	2,485
Months in period	3	3	3	3	3
Wholesale ARPU	$6.34	$6.20	$6.18	$7.92	$3.52

	Three months ended (Unaudited)

	Actual		Pro forma	Actual
	December 31, 2011	September 30, 2011	June 30, 2011	June 30, 2011	December 31, 2010

(in thousands)
Retail ARPU revenues	$183,248	$184,218	$181,580	$181,580	$141,577
Average retail customers	1,308	1,305	1,272	1,272	1,037
Months in period	3	3	3	3	3
Retail ARPU	$46.69	$47.05	$47.59	$47.59	$45.52

	Year ended (Unaudited)
	December 31, 2011	December 31, 2010

(in thousands)
Total revenues	$1,253,466	$535,103
Acquired companies & other revenues	(45,753)	(29,828)

Total ARPU revenues	$1,207,713	$505,275

Wholesale ARPU revenues	$493,583	$50,593
Retail ARPU revenues	714,130	454,682

Total ARPU revenues	$1,207,713	$505,275

	Year ended (Unaudited)

	December 31, 2011	December 31, 2010

(in thousands)
Wholesale ARPU revenues	$493,583	$50,593
Average wholesale customers	6,390	1,029
Months in period	12	12
Wholesale ARPU	$6.44	$4.10

	Year ended (Unaudited)

	December 31, 2011	December 31, 2010

(in thousands)
Retail ARPU revenues	$714,130	$454,682
Average retail customers	1,265	868
Months in period	12	12
Retail ARPU	$47.04	$43.65

Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in the business, including changes in the company’s service offerings and fees, affect average revenue per customer, and to assist in forecasting future service revenue. In addition, ARPU provides management with a useful measure to compare the company’s customer revenue to that of other wireless communications providers. The company believes investors use ARPU primarily as a tool to track changes in the company’s average revenue per customer and to compare Clearwire’s per customer service revenues to those of other wireless communications providers.

(3) Pro Forma Reconciliation

The unaudited pro forma condensed consolidated statements of operations that follow are presented for informational purposes only and should not be taken as representative of the future consolidated results of operations of the company. Management believes the unaudited pro forma condensed consolidated statements of operations are useful because they more accurately reflect the revenue-generating activities during the relevant periods and facilitate period to period comparisons of the company’s operating performance.

The following unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2011 were prepared using the unaudited condensed consolidated statement of operations of Clearwire for the three months ended June 30, 2011. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the separate historical financial statements and accompanying notes thereto.

The pricing provisions agreed to in the 4G Amendment and the other new Sprint wholesale agreements signed on April 18, 2011 were applicable as of January 1, 2011. However, in accordance with GAAP applicable to revenue recognition, Clearwire’s first quarter 2011 results did not reflect additional revenues due to the company as a result of the amendments contained in the Sprint wholesale amendments being signed subsequent to the end of the period. As such, during second quarter 2011, Clearwire recognized revenue of approximately $16.1 million attributable to services provided in first quarter 2011. In addition, Clearwire received a $28.2 million settlement in second quarter 2011, of which $12.8 million related to services provided in periods prior to December 31, 2010.

Had the Sprint wholesale amendments been in effect as of March 31, 2011, and the portion of the settlement related to prior periods been recorded in the attributable service periods, Clearwire’s pro forma revenues for second quarter 2011 would have decreased by $28.9 million and the pro forma net loss from continuing operations attributable to Clearwire Corporation would have increased by $6.5 million or $0.03 per basic share.

The following table reconciles as reported results to the pro forma results for the three months ended June 30, 2011 (in thousands):

	Three Months Ended June 30, 2011
	(Unaudited)
	Amounts as reported	Adjustments (1)	Pro forma amounts
Revenues:
Retail revenue	$190,583	$—	$190,583
Wholesale revenue	131,522	(28,898)	102,624
Other revenue	506		506

Total revenues	322,611	(28,898)	293,713
Total expenses	(1,262,381)		(1,262,381)

Net loss from continuing operations	(939,770)	(28,898)	(968,668)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	779,245	22,382	801,627

Net loss from continuing operations attributable to Clearwire Corporation	(160,525)	(6,516)	(167,041)
Net loss from discontinued operations attributable to Clearwire Corporation	(8,213)	—	(8,213)

Net loss attributable to Clearwire Corporation	$(168,738)	$(6,516)	$(175,254)

Net loss from continuing operations attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.65)		$(0.68)

Diluted	$(0.98)		$(1.00)

Net loss attributable to Clearwire Corporation per Class A Common Share:
Basic	$(0.68)		$(0.71)

Diluted	$(1.01)		$(1.03)

Wholesale ARPU	$7.92		$6.18

(1)

Pro Forma revenue includes the impact of approximately $16.1 million of wholesale revenue related to Q1 2011 that was recorded in Q2 2011 and approximately $12.8 million of wholesale revenue recorded in Q2 2011 to settle disputes related to prior usage.

(4) Churn, which measures customer turnover, is calculated as the number of subscribers that terminate service in a given month divided by the average number of subscribers in that month using the actual number of subscribers. Subscribers that discontinue service in the first 30 days of service for any reason, or in the first 90 days of service under certain circumstances, are deducted from the company’s gross customer additions and therefore not included in any of the churn calculations. Wholesale churn is calculated as the wholesale subscriber deactivations during the reporting period divided by the weighted average wholesale subscriber base for the period divided by the number of months in the period. Retail churn is calculated as the retail subscriber deactivations during the reporting period divided by the weighted average retail subscriber base for the period divided by the number of months in the period. Management uses churn to measure retention of the company’s subscribers, to measure changes in customer retention over time, and to help evaluate how changes in the business affect customer retention. The company believes investors use churn primarily as a tool to track changes in the company’s customer retention. Other companies may calculate this measure differently.

(5) Retail CPGA (Cost per Gross Addition) is selling, general and administrative costs, less general and administrative costs and acquired businesses costs (costs from entities that were acquired by Clearwire’s predecessor entity) plus devices equipment subsidy, divided by gross retail customer additions in the period.

	Three months ended
	(Unaudited)
	December 31,	September 30,	June 30,	December 31,
	2011	2011	2011	2010
(in thousands)
Retail CPGA
Selling, general and administrative	$128,502	$176,469	$178,232	$223,894
G&A and other	(96,469)	(118,923)	(120,033)	(122,210)

Total selling expense	32,033	57,546	58,199	101,684
Total gross adds	124	200	186	242
Total retail CPGA	$259	$288	$313	$420

	Year ended
	(Unaudited)
	December 31,	December 31,
	2011	2010
(in thousands)
Retail CPGA
Selling, general and administrative	$698,067	$870,980
G&A and other	(471,529)	(455,084)

Total selling expense	226,538	415,896
Total gross adds	776	920
Total retail CPGA	$292	$452

Management uses retail CPGA to measure the efficiency of the company’s customer acquisition efforts, to track changes in Clearwire’s average cost of acquiring new subscribers over time, and to help evaluate how changes in the company’s sales and distribution strategies affect the cost-efficiency of the company’s customer acquisition efforts. Clearwire believes investors use retail CPGA primarily as a tool to track changes in the company’s average cost of acquiring new subscribers.

(6) Market EBITDA is the equivalent of Adjusted EBITDA (see definition (1) Adjusted EBITDA) at the market level. This calculation does not include an allocation of corporate general and administrative expenses or spectrum lease expense.